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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number:3235-0060 Expires:August 31, 2012 Estimated average burden hours per response5.0
FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

                                                                         Date of Report (Date of earliest event reported)           February 2, 2010

                                                                                                                                    American Church Mortgage Company
                                                                                                                                     (Exact name of registrant as specified in its charter)

                                                                                     Minnesota                                                        33-87570                                                            41-1793975
                 (State or other jurisdiction                                      (Commission                                          (IRS Employer
                                                                     of incorporation)                                                File Number)                                                  Identification No.)

                                                                         10237 Yellow Circle Drive, Minnetonka, MN                                                                                        55343
(Address of principal executive offices)                                                                                        (Zip Code)

                                                                         Registrant's telephone number, including area code                                             (952) 945-9455

                ___________________________________________________________________________________
      (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On January 27, 2010, the Board of Directors of American Church Mortgage Company (“ACMC” or the “Company”) approved a stock repurchase program (the “Program”) which permits, subject to the terms and conditions described below, shareholders of the Company to submit shares of ACMC common stock (“Shares”) in exchange for the Company’s Series C Secured Investor Certificates (“Certificates”) currently being offered pursuant to the Company’s registration statement on Form S-11, as amended (Registration No. 333-154831)(the prospectus included therein, the “Prospectus”).

The Program offers to shareholders an exchange of one $1,000 principal amount Certificate for each 200 Shares submitted (a $5.00 per Share conversion ratio).  In order to participate, shareholders are required to submit all Shares that they own, directly or indirectly, to ACMC; odd-lots above each 200 Shares submitted will be exchanged for $5.00 cash for each odd-lot Share or portion thereof.  To qualify for participation, a shareholder must submit a minimum of 200 Shares; shareholders owning fewer Shares are not eligible to participate.  The Program will be administered on a first-come, first-served basis.  The Prospectus, including any amendments and/or supplements thereto, will be provided to shareholders interested in participating (and to any shareholder upon request).  Shareholders will be permitted to withdraw from the Program at any time before their Shares have been redeemed.  The Program will be offered on an ongoing basis, but, unless increased or decreased in the discretion of the Board, the Program is limited to 500,000 Shares ($2.5 million worth of Certificates).  The Board is permitted to terminate the program at any time on 10 days’ prior notice to shareholders.  All other modifications to the terms and conditions of the Program are subject to Board discretion, which modification(s) will affect only those Shares subsequently offered for exchange.

On or about February 2, 2010, the Company distributed a shareholder letter (the “Shareholder Letter”) to its shareholders informing them of the Program and describing how to participate.  The Form of Shareholder Letter is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01  Financial Statements and Exhibits.

 (d) Exhibits.

99.1 Form of American Church Mortgage Company Shareholder Letter dated February 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    American Church Mortgage Company

Date:  February 2, 2010                                   By /s/ Philip J. Myers
                       Chief Executive Officer